Exhibit 5.3

Schlumberger N.V.

(Schlumberger Limited)

5599 San Felipe, 17th Floor

Houston, Texas 77056-2722

United States of America

May 15, 2023

Re: Schlumberger N.V. (also referred to as Schlumberger Limited)

Ladies and Gentlemen:

We have acted as legal counsel to Schlumberger N.V. (also referred to as Schlumberger Limited), a limited liability company organized under the laws of Curaçao (the “Company”), in connection with the preparation of the filing by the Company and Schlumberger Investment SA, a public company limited by shares (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (“SISA”), of a Registration Statement on Form S-3 (Registration No. 333-271711) (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) senior unsecured debt securities of SISA (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Company, that may be issued and sold from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Notes and the Guarantee (as defined below) are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Current Report on Form 8-K.

The Registration Statement has been filed with the Commission. A related prospectus dated May 8, 2023 and a prospectus supplement dated May 8, 2023 relating to the Notes and the Guarantee (as defined below) (collectively the “Prospectus”) have been filed by SISA and the Company with the Commission pursuant to Rule 424(b) under the Act.

On May 8, 2023, SISA and the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc. and MUFG Securities Americas Inc., as representatives of the several underwriters (collectively the “Underwriters”), providing for the issuance and sale by SISA to the Underwriters of $500,000,000 aggregate principal amount of SISA’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of SISA’s 4.850% Senior Notes due 2033 (the “2033 Notes” and together with the 2028 Notes the “Notes”), all to be fully and unconditionally guaranteed (the “Guarantee”) by the Company, as guarantor.

This opinion is limited to matters governed by the laws of Curaçao.

We have reviewed each of the Articles of Incorporation, the Amended and Restated Bylaws of the Company, each as amended to date, the Registration Statement, the Prospectus, the Indenture (the “Base Indenture”) among SISA, the Company, as guarantor, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), in the form of Exhibit 4.1 to the Registration Statement, the Second Supplemental Indenture (the “Second Supplemental Indenture”), among SISA, the Company, as guarantor, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), in the form of Exhibit 4.2 to the Registration Statement (the “Second Supplemental Indenture” and, together with the Base Indenture the “Indenture”), the Third Supplemental Indenture among SISA, the Company and the Trustee, in the form of Exhibit 4.1 to the Current Report on Form 8-K, pursuant to which the Notes will be issued, and the Underwriting Agreement; have familiarized ourselves with the matters discussed in the Registration Statement and the Prospectus; and have examined all statutes and other records, instruments and corporate documents pertaining to the Company and the matters discussed in the Registration Statement and the Prospectus that we deem necessary to examine for the purpose of this opinion. We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based upon our examination as aforesaid, we are of the opinion that:

1.

The Company has been duly incorporated under the laws of the former Netherlands Antilles and is currently validly existing as a limited liability company (naamloze vennootschap) under the laws of Curaçao.

2.	The Guarantee has been duly authorized and the Indenture has been duly authorized, executed and delivered by the Company.

We hereby consent to the filing of this opinion as Exhibit 5 to the Current Report on Form 8-K. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We understand that Gibson, Dunn & Crutcher LLP intends to rely upon this opinion for purposes of the opinion such firm expects to deliver in connection with the Notes and the Guarantee and we hereby consent to such reliance as though this opinion were addressed to such firm.

Sincerely yours,

/s/ STvB Advocaten (Europe) N.V.

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